                                                                    Exhibit 99.2


                           RIGHTPOINT SOFTWARE, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Independent Auditors' Report................................  F-2
Consolidated Balance Sheets.................................  F-3
Consolidated Statements of Operations and Comprehensive
  Loss......................................................  F-4
Consolidated Statements of Stockholders' Equity.............  F-5
Consolidated Statements of Cash Flows.......................  F-6
Notes to Consolidated Financial Statements..................  F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
RightPoint Software, Inc.:

     We have audited the accompanying consolidated balance sheets of RightPoint Software, Inc. and subsidiary (the Company) as of June 30, 1998 and 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RightPoint Software, Inc. and subsidiary as of June 30, 1998 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP SIGNATURE
Mountain View, California
September 10, 1999

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   JUNE 30,
                                                              -------------------   SEPTEMBER 30,
                                                                1998       1999         1999
                                                              --------   --------   -------------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  1,002   $  4,307     $  4,229
  Short-term investments....................................        --      3,769        1,454
  Accounts receivable, net of allowance of $0, $15 and $15
     at June 30, 1998, 1999 and September 30, 1999,
     respectively...........................................       145        728        1,119
  Prepaid expenses and other current assets.................       163        153          236
                                                              --------   --------     --------
          Total current assets..............................     1,310      8,957        7,038
Property and equipment, net.................................       395        265          643
Other assets................................................        39          1            1
                                                              --------   --------     --------
                                                              $  1,744   $  9,223     $  7,682
                                                              ========   ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable.............................................  $    140   $     --     $     --
  Accounts payable..........................................       395        464          830
  Accrued liabilities.......................................       201        406          372
  Deferred revenue..........................................        66        249          364
  Repayable grant...........................................       330        236          130
  Current portion of capital lease obligation...............       229        244          243
                                                              --------   --------     --------
          Total current liabilities.........................     1,361      1,599        1,939
Capital lease obligation, less current portion..............       318         94           38
Commitments
Stockholders' equity:
  Convertible preferred stock, $0.01 par value; shares
     authorized, issued, and outstanding:
       Series A, 2,047 shares with liquidation preference of
        $1,822 as of June 30, 1998 and 1999 and September
        30, 1999,...........................................        20         20           20
       Series B, 1,482 shares with liquidation preference of
        $3,365 as of June 30, 1998 and 1999 and September
        30, 1999............................................        15         15           15
       Series C, 1,673 shares with liquidation preference of
        $7,412 as of June 30, 1998 and 1999 and September
        30, 1999............................................        17         17           17
       Series D, 2,174 shares with liquidation preference of
        $5,000 as of June 30, 1998 and 1999 and September
        30, 1999............................................        22         22           22
       Series E, 8,100 shares with liquidation preference of
        $-0- as of June 30, 1998 and $11,178 as of June 30
        and September 30, 1999, respectively................        --         81           81
  Common stock, $0.01 par value; 25,000, 25,000 and 30,000
     shares authorized; 957, 1,108 and 1,157 shares issued
     and outstanding at June 30, 1998 and 1999 and September
     30, 1999, respectively.................................        10         11           12
  Additional paid-in capital................................    17,537     28,708       32,408
  Notes receivable from stockholders........................       (36)        --           --
  Deferred compensation.....................................        --         --       (3,153)
  Accumulated other comprehensive income....................       103         89           81
  Accumulated deficit.......................................   (17,623)   (21,433)     (23,798)
                                                              --------   --------     --------
          Total stockholders' equity........................        65      7,530        5,705
                                                              --------   --------     --------
                                                              $  1,744   $  9,223     $  7,682
                                                              ========   ========     ========

See accompanying notes to consolidated financial statements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                    (IN THOUSANDS, EXCEPT IN PER SHARE DATA)

                                                          YEAR ENDED        THREE MONTHS ENDED
                                                           JUNE 30,           SEPTEMBER 30,
                                                      ------------------    ------------------
                                                       1998       1999       1998       1999
                                                      -------    -------    -------    -------
                                                                               (UNAUDITED)
Revenues:
License.............................................  $   428    $ 2,819    $   456    $   933
  Service...........................................      378        728         60        356
                                                      -------    -------    -------    -------
     Total revenues.................................      806      3,547        516      1,289
Cost of revenues:
  License...........................................       46         10         --          3
  Service...........................................       90        208          9        456
                                                      -------    -------    -------    -------
     Total cost of revenues.........................      136        218          9        459
                                                      -------    -------    -------    -------
     Gross margin...................................      670      3,329        507        830
Operating expenses:
  Research and development..........................    2,474      2,616        592        808
  Selling and marketing.............................    3,007      3,301        547      1,489
  General and administrative........................    1,221      1,323        272        432
  Stock-based compensation..........................       --         --         --        500
                                                      -------    -------    -------    -------
     Total operating expenses.......................    6,702      7,240      1,411      3,229
                                                      -------    -------    -------    -------
     Loss from operations...........................   (6,032)    (3,911)      (904)    (2,399)
Interest income.....................................      187        188         22         22
Interest expense....................................     (123)      (197)       (52)       (52)
Other income and expenses, net......................      (60)       110         --         64
                                                      -------    -------    -------    -------
     Net loss.......................................   (6,028)    (3,810)      (934)    (2,365)
Other comprehensive income (loss):
  Currency translation adjustment...................       49        (14)       (79)        (8)
                                                      -------    -------    -------    -------
     Net comprehensive loss.........................  $(5,979)   $(3,823)   $(1,013)   $(2,373)
                                                      =======    =======    =======    =======
Basic and diluted net loss per share................  $(10.48)   $ (3.83)   $ (1.79)   $ (2.12)
                                                      =======    =======    =======    =======
Weighted average shares used in computing basic and
  diluted net loss per share........................      575        995        522      1,118
                                                      =======    =======    =======    =======
Pro forma basic and diluted net loss per share......             $ (0.24)   $ (0.08)   $ (0.12)
                                                                 =======    =======    =======
Weighted average shares used in computing pro forma
  basic and diluted net loss per share..............              15,788     11,853     20,549
                                                                 =======    =======    =======

See accompanying notes to consolidated financial statements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
  YEARS ENDED JUNE 30, 1998 AND 1999, AND THE THREE MONTHS ENDED SEPTEMBER 30,
                                      1999
                                 (IN THOUSANDS)
  (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

                                       CONVERTIBLE                                       NOTES                       ACCUMULATED
                                     PREFERRED STOCK    COMMON STOCK     ADDITIONAL    RECEIVABLE                       OTHER
                                     ---------------   ---------------    PAID-IN         FROM         DEFERRED     COMPREHENSIVE
                                     SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL     STOCKHOLDERS   COMPENSATION      INCOME
                                     ------   ------   ------   ------   ----------   ------------   ------------   -------------
Balances as of June 30, 1997.......   5,202    $ 52    1,102     $11      $12,601        $(131)             --           $55
Issuance of Series D preferred
stock, net of issuance costs of
$43................................   2,174      22       --      --        4,935           --              --            --
Issuance of common stock on
  exercise of options..............      --      --       85       1           19           --              --            --
Repurchase of common stock.........      --      --     (441)     (4)         (65)          95              --            --
Issuance of common stock...........      --      --      211       2           47           --              --            --
Currency translation adjustment....      --      --       --      --           --           --              --            48
Net loss...........................      --      --       --      --           --           --              --            --
                                     ------    ----    -----     ---      -------        -----          ------           ---
Balances as of June 30, 1998.......   7,376      74      957      10       17,537          (36)             --           103
Issuance of Series E preferred
  stock for cash and on conversion
  of debt, net of issuance costs of
  $31..............................   8,100      81       --      --       11,119           --              --            --
Issuance of common stock on
  exercise of options..............      --      --      166       1           40           --              --            --
Repurchase of common stock.........      --      --      (21)     --           (3)          --              --            --
Issuance of common stock and
  warrants in exchange for
  services.........................      --      --        6      --           15           --              --            --
Repayment of notes receivable from
  stockholders.....................      --      --       --      --           --           36              --            --
Currency translation adjustment....      --      --       --      --           --           --              --           (14)
Net loss...........................      --      --       --      --           --           --              --            --
                                     ------    ----    -----     ---      -------        -----          ------           ---
Balances as of June 30, 1999.......  15,476     155    1,108      11       28,708           --              --            89
Issuance of common stock on
  exercise of options
  (unaudited)......................      --      --       34       1            7           --              --            --
Issuance of common stock and
  warrants in exchange for services
  (unaudited)......................      --      --       15      --           40           --              --            --
Deferred stock compensation
  (unaudited)......................      --      --       --      --        3,653           --          (3,653)           --
Amortization of deferred stock
  compensation (unaudited).........      --      --       --      --           --           --             500            --
Currency translation adjustment
  (unaudited)......................      --      --       --      --           --           --              --            (8)
Net loss (unaudited)...............      --      --       --      --           --           --              --            --
                                     ------    ----    -----     ---      -------        -----          ------           ---
Balances as of September 30, 1999
  (unaudited)......................  15,476    $155    1,157     $12      $32,408        $  --          (3,153)          $81
                                     ======    ====    =====     ===      =======        =====          ======           ===


                                                       TOTAL
                                     ACCUMULATED   STOCKHOLDERS'
                                       DEFICIT        EQUITY
                                     -----------   -------------
Balances as of June 30, 1997.......   $(11,595)       $   993
Issuance of Series D preferred
stock, net of issuance costs of
$43................................         --          4,957
Issuance of common stock on
  exercise of options..............         --             20
Repurchase of common stock.........         --             26
Issuance of common stock...........         --             49
Currency translation adjustment....         --             48
Net loss...........................     (6,028)        (6,028)
                                      --------        -------
Balances as of June 30, 1998.......    (17,623)            65
Issuance of Series E preferred
  stock for cash and on conversion
  of debt, net of issuance costs of
  $31..............................         --         11,200
Issuance of common stock on
  exercise of options..............         --             41
Repurchase of common stock.........         --             (3)
Issuance of common stock and
  warrants in exchange for
  services.........................         --             15
Repayment of notes receivable from
  stockholders.....................         --             36
Currency translation adjustment....         --            (14)
Net loss...........................     (3,810)        (3,810)
                                      --------        -------
Balances as of June 30, 1999.......    (21,433)         7,530
Issuance of common stock on
  exercise of options
  (unaudited)......................         --              8
Issuance of common stock and
  warrants in exchange for services
  (unaudited)......................         --             40
Deferred stock compensation
  (unaudited)......................         --             --
Amortization of deferred stock
  compensation (unaudited).........         --            500
Currency translation adjustment
  (unaudited)......................         --             (8)
Net loss (unaudited)...............     (2,365)        (2,365)
                                      --------        -------
Balances as of September 30, 1999
  (unaudited)......................   $(23,798)       $ 5,705
                                      ========        =======

See accompanying notes to consolidated financial statements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                     THREE MONTHS
                                                                  YEAR ENDED             ENDED
                                                                   JUNE 30,          SEPTEMBER 30,
                                                               -----------------   -----------------
                                                                1998      1999      1998      1999
                                                               -------   -------   -------   -------
                                                                                      (UNAUDITED)
Cash flows from operating activities:
Net loss....................................................   $(6,028)  $(3,810)  $  (934)  $(2,365)
  Adjustment to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization...........................       257       232        62         5
    Issuance of common stock and warrants for services......        41        15        --        40
    Stock-based compensation................................        --        --        --       500
    Provision for returns and doubtful accounts.............        --        15        --        --
    Loss on disposal of property and equipment..............        43         6        --        18
    Proceeds from sale of short-term investments............     1,021        --        --     2,315
    Purchases of short-term investments.....................        --    (3,769)       --        --
    Changes in operating assets and liabilities:
      Accounts receivable...................................       141      (599)     (369)     (391)
      Prepaid expenses and other assets.....................        31        48        44       (83)
      Accounts payable......................................       205        69      (154)      366
      Accrued liabilities...................................      (573)      205         3       (34)
      Deferred revenue......................................       (15)      183         6       114
                                                               -------   -------   -------   -------
         Net cash provided by (used in) operating
           activities.......................................    (4,877)   (7,405)   (1,342)      485
                                                               -------   -------   -------   -------
Cash flows from investing activities:
  Purchases of property and equipment.......................        --      (109)      (16)     (417)
  Proceeds from sale of property and equipment..............        --         1        --        17
  Other long-term assets....................................        31        --        --        --
                                                               -------   -------   -------   -------
         Net cash provided by (used in) investing
           activities.......................................        31      (108)      (16)     (400)
                                                               -------   -------   -------   -------
Cash flows from financing activities:
  Repayment of capital lease obligation.....................      (203)     (209)      (55)      (57)
  Repayment of repayable grant..............................      (260)      (94)       26      (106)
  Proceeds from bridge loan.................................       138     1,890     1,890        --
  Repayment of bridge loan..................................       (17)       (2)       --        --
  Repayment of notes receivable from stockholders...........        29        36        --        --
  Net proceeds from issuance of common stock................        24        42         1         8
  Repurchases of common stock...............................        --        (3)       (3)       --
  Net proceeds from issuance of preferred stock.............     4,956     9,172        --        --
                                                               -------   -------   -------   -------
         Net cash provided (used in) by financing
           activities.......................................     4,667    10,832     1,859      (155)
                                                               -------   -------   -------   -------
Effect of foreign currency exchange rates on cash and cash
  equivalents...............................................        31       (14)      (79)       (8)
                                                               -------   -------   -------   -------
Net increase (decrease) in cash and cash equivalents........      (148)    3,305       422       (78)
Cash and cash equivalents at beginning of period............     1,150     1,002     1,002     4,307
                                                               -------   -------   -------   -------
Cash and cash equivalents at end of period..................   $ 1,002   $ 4,307   $ 1,424   $ 4,229
                                                               =======   =======   =======   =======
Supplemental disclosures of cash flow information:
  Cash paid during the period:
    Income taxes............................................   $     3   $     2   $    --   $    --
                                                               =======   =======   =======   =======
    Interest................................................   $   102   $    66   $    12   $    12
                                                               =======   =======   =======   =======
  Noncash financing and investing activities:
    Issuance of preferred stock on conversion of debt.......   $    --   $   138   $    --   $    --
                                                               =======   =======   =======   =======
    Property and equipment recorded under capital lease.....   $    76   $    --   $    --   $    --
                                                               =======   =======   =======   =======
    Repurchase of common stock for promissory notes.........   $    66   $    --   $    --   $    --
                                                               =======   =======   =======   =======

See accompanying notes to consolidated financial statements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(1) THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) DESCRIPTION OF THE COMPANY

     RightPoint Software, Inc. was originally incorporated under the laws of France in 1991. The Company was reincorporated under the laws of California in October 1995 and reincorporated under the laws of Delaware in July 1997. The Company designs, develops, markets, and supports real-time marketing software for business environments. The Company operates as one business segment.

(b) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, RightPoint Software France SARL (formerly neurOagent, S.A.). All significant intercompany accounts and transactions have been eliminated.

(c) CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents as of September 30, 1999, June 30, 1999 and 1998 consisted primarily of money market funds, recorded at cost, which approximates fair value.

     The Company classifies its investments as trading and records them at fair market value.

(d) SOFTWARE DEVELOPMENT COSTS

     Statement of Financial Accounting Standard ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", requires the capitalization of software development costs once technological feasibility has been established. Software development costs are included in research and development and expensed as incurred. To date, no software development costs have been capitalized after technological feasibility was reached, as such costs have not been significant.

(e) PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Equipment recorded under capital lease and leasehold improvements are amortized using the straight-line method over the shorter of the lease-term or estimated useful life of the asset.

(f) REVENUE RECOGNITION

     Revenues consist of fees for licenses of the Company's software products, maintenance, support, consulting, and training.

     License revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable and collectibility is probable.

     Maintenance and support revenues are recognized ratably over the term of the contract, which is generally 12 months. Revenues from consulting and training are recognized when the services are performed.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(g) FOREIGN CURRENCY

     The functional currency of the Company's French subsidiary is the local currency. All foreign assets and liabilities are translated into U.S. dollars at the current exchange rates as of the applicable balance sheet date. Revenues and expenses are translated at the average exchange rate prevailing during the period. Gains and losses resulting from the translation of the subsidiary's financial statements are reported as cumulative translation adjustment as a component of accumulated other comprehensive income in stockholders' equity. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not significant during any of the periods presented.

(h) USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(i) CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, cash equivalents, short-term investments and accounts receivable. The Company maintains its cash and cash equivalents in commercial checking and money market accounts with high-quality financial institutions.

     As of and for the year ended June 30, 1998, two customers comprised 21% and 20%, respectively, of revenue and 0% and 16%, respectively, of accounts receivable. As of and for the year ended June 30, 1999, three customers comprised approximately 41%, 13% and 12%, respectively of revenue and 5%, 52% and 0%, respectively, of accounts receivable. As of and for the three months ended September 30, 1999, four customers comprised 42%, 20%, 14%, and 10%, respectively, of revenue and 58%, 0%, 18%, and 12%, respectively of accounts receivable.

(j) INCOME TAXES

     Income taxes are computed using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the current enacted tax rates and laws.

(k) STOCK-BASED COMPENSATION

     The Company accounts for its stock-based compensation using the intrinsic-value method prescribed in the Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations.

     The Company provides additional pro forma disclosures as required under SFAS No. 123, Accounting for Stock-Based Compensation.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(l) COMPREHENSIVE INCOME AND LOSS

     Comprehensive loss consists of net loss and foreign currency translation adjustments, and is presented in the accompanying consolidated statements of operations and comprehensive loss. Accumulated other comprehensive loss consists entirely of cumulative foreign currency translation adjustments. No tax effects have been recorded.

(m) COMPUTATION OF NET LOSS PER SHARE

     Basic net loss per common share has been computed using the weighted average number of shares of common stock outstanding during the period, less shares subject to repurchase. Basic and diluted pro forma net loss per common share, as presented in the statements of operations, has been computed as described above and also gives effect to the conversion of the convertible preferred stock (using the if-converted method) from the original date of issuance.

     Calculations of historical and pro forma net loss per share are as follows (in thousands):

                                                          YEAR ENDED        THREE MONTHS ENDED
                                                           JUNE 30,           SEPTEMBER 30,
                                                      ------------------    ------------------
                                                       1998       1999       1998       1999
                                                      -------    -------    -------    -------
                                                                               (UNAUDITED)
HISTORICAL
Net loss............................................  $(6,028)   $(3,810)   $  (934)   $(2,365)
  Basic and diluted:
  Weighted average shares of common stock
     outstanding....................................    1,047      1,023        947      1,142
  Less: Weighted average shares subject to
     repurchase.....................................      472         47        425         24
                                                      -------    -------    -------    -------
Weighted average shares used in computing basic and
  diluted net loss per common share.................      575        976        522      1,118
                                                      =======    =======    =======    =======
  Basic and diluted net loss per common share.......  $(10.48)   $ (3.90)   $ (1.79)   $ (2.12)
                                                      =======    =======    =======    =======
PRO FORMA
  Net loss..........................................  $(6,028)   $(3,810)   $  (934)   $(2,365)
                                                      =======    =======    =======    =======
  Shares used above.................................      575        976        522      1,118
  Pro forma adjustment to reflect weighted effect of
     assumed conversion of convertible preferred
     stock..........................................              14,793     11,331     19,431
                                                                 -------    -------    -------
  Shares used in computing pro forma basic and
     diluted net loss per common share..............              15,769     11,853     20,549
                                                                 =======    =======    =======
  Pro forma basic and diluted net loss per common
     share..........................................             $ (0.24)   $ (0.08)   $ (0.12)
                                                                 =======    =======    =======

     The Company has excluded all convertible preferred stock, warrants for convertible preferred stock, outstanding stock options, and shares subject to repurchase from the calculation of diluted net loss per common share because all such securities are antidilutive for all periods presented. The total number of shares excluded from the calculations of diluted net loss per share were approximately 15,098,000, 25,671,000, 26,878,000, and 14,857,000 for the years ended June 30, 1998 and 1999 and the three months ended September 30, 1998 and 1999, respectively.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

     Pro forma diluted net loss per share gives effect to the conversion of convertible preferred stock. However, outstanding warrants, stock option, and shares subject to repurchase have been excluded from the calculations of pro forma diluted net loss per share because all such securities are antidilutive for all periods presented. The total number of shares excluded from the calculations of pro forma diluted net loss per share were approximately 6,239,000, 3,526,000 and 7,447,000 for the year ended June 30, 1999 and the three months ended September 30, 1998 and 1999, respectively.

(n) NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. For a derivative not designated as a hedging instrument, changes in the fair value of the derivative are recognized in earnings in the period of change. SFAS No. 133, as amended by SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133" is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Management does not believe the adoption of SFAS No. 133 will have a material effect on the Company's consolidated financial position.

(2) PROPERTY AND EQUIPMENT

     Property and equipment as of June 30, 1998 and 1999 and September 30, 1999, consisted of the following (in thousands):

                                                              JUNE 30,    JUNE 30,    SEPTEMBER 30,
                                                                1998        1999          1999
                                                              --------    --------    -------------
Computer equipment and software.............................    $478        $507         $  604
Furniture, fixtures, and office equipment...................     289         312            528
Leasehold improvements......................................      32          32             92
                                                                ----        ----         ------
                                                                 799         851          1,224
Less accumulated depreciation and amortization..............     404         586            581
                                                                ----        ----         ------
                                                                $395        $265         $  643
                                                                ====        ====         ======

     The cost of assets recorded under capital leases included in property and equipment is approximately $723,000 as of June 30, 1998 and 1999 and September 30, 1999. The accumulated amortization associated with these assets was $363,000, $547,000, and $618,000 for the years ended June 30, 1998 and 1999 and the quarter ended September 30, 1999, respectively. Amortization of assets recorded under capital leases is included in depreciation and amortization expense.

(3) LEASE COMMITMENTS

     The Company leases its main U.S. facilities under an operating lease agreement expiring in August 2004 and leases its facilities in France under an operating lease expiring in December 2004. In addition, the Company leases certain equipment under operating and capital lease agreements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

     Future minimum lease payments under capital and noncancelable operating leases as of June 30, 1999 are as follows (in thousands):

                        YEARS ENDING                          CAPITAL    OPERATING
                          JUNE 30,                            LEASES      LEASES
                        ------------                          -------    ---------
2000........................................................   $ 289       $106
2001........................................................      82          7
2002........................................................      20          1
Thereafter..................................................      --         --
                                                               -----       ----
Total minimum lease payments................................     391       $114
                                                                           ====
Less amount representing imputed interest...................     (53)
                                                               -----
Present value of minimum lease payment......................     338
Less current portion........................................    (244)
                                                               -----
Long-term portion of capital lease obligation...............   $  94
                                                               =====

     Rent expense from operating leases was approximately $417,000, $540,000 and $180,000 for the years ended June 30, 1998 and 1999 and the quarter ended September 30, 1999, respectively.

     In July, 1999 the Company signed a five year lease agreement for its main U.S. facilities. Annual rent is approximately $891,000 in the first year with annual incremental increases to $1,042,000 in the fifth year. The lease expires in August 2004.

(4) FINANCING ARRANGEMENTS

REPAYABLE GRANT AGREEMENTS

     As of June 30, 1998 and 1999 and September 30, 1999, the Company had $330,000, $236,000 and $130,000 respectively, outstanding in the form of an interest-free repayable grant from a French organization. Under the grant agreement, payment is due in fiscal 2000.

NOTE PAYABLE

     As of June 30, 1998, the Company had a balance outstanding of approximately $140,000 under a bridge loan agreement that was signed in conjunction with a convertible debt offering. All outstanding debt was subsequently converted into Series E Preferred Stock in January 1999.

LEASE AGREEMENT

     As of September 30, 1999, the Company had a lease line of credit available up to a minimum commitment amount of $400,000 and $100,000 for the financing of equipment and leasehold improvements, respectively. Upon request and formal approval by the Lessor, these lines would be extended for an additional $400,000 and $100,000, respectively. As of September 30, 1999 there was no outstanding balance under this line of credit.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(5) STOCKHOLDERS' EQUITY

(A) CONVERTIBLE PREFERRED STOCK

     The rights, preferences, and privileges of the preferred stock are as follows:

     - The holders of Series A, B, C, D, and E preferred stock are entitled to receive noncumulative annual dividends at the rate of $0.07, $0.18, $0.35, $0.18, and $0.11 per share, respectively, with certain adjustments for stock splits, stock dividends, recapitalization, and similar events, when and if declared by the Board of Directors, in preference and priority to any payment of dividends to holders of common stock.

       The liquidation preference for the Series A, B, C, D, and E preferred stock is $0.89, $2.27, $4.43, $2.30, and $1.38 per share, respectively, plus all declared but unpaid dividends. If the assets are insufficient to make payments in full to all holders of preferred stock, assets will be distributed ratably among the holders of preferred stock in proportion to the full amounts to which they would have otherwise been entitled. Any remaining assets shall be distributed ratably among the holders of common and preferred stock on an "as if converted" basis until such time that aggregate distributions to holders of Series A, B, C, D, and E preferred stock equals $1.78, $4.54, $8.86, $6.90, and $4.14 per share, respectively. After that time, any remaining assets will be distributed on a pro rata basis to the holders of common stock and preferred stock, based on the number of shares of common stock held by each, assuming conversion of all preferred stock.

     - At June 30, 1999, each share of Series A, B, C, D and E preferred stock is convertible into 1.51, 1.55, 2.00, 1.20, and 1.00 shares of common stock subject to future adjustments for antidilution. Each share of preferred stock will automatically convert into one share of common stock, subject to certain adjustments for antidilution, upon the closing of an underwritten public offering with a per share price reflecting a valuation of the Company of at least $50,000,000, and with gross proceeds of at least $20,000,000 or the role of two-thirds of the holders of the preferred stocks, voting together.

     - The holders of preferred stock have voting rights on an "as if converted" basis.

     - The holders of preferred stock have certain registration rights and a right of first offer in future rounds of financing under certain conditions.

     The Company has reserved 19,431,358 shares of common stock for the conversion of the preferred stock.

(B) STOCK-BASED COMPENSATION

     In connection with the grant of stock options and the sale of common stock to certain employees during the three months ended September 30, 1999, the Company recorded deferred compensation of approximately $3,700,000, representing the difference between the fair value of the common stock and the option exercise price or stock sale price at the date of the option grant or stock sale. Such amount is presented as a reduction of stockholders' equity and amortized over the vesting period of the applicable options in a manner consistent with Financial Accounting Standards Board Interpretation No. 28. Approximately $500,000 was expensed during the three months ended September 30, 1999.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(C) STOCK OPTION PLANS

     The Company adopted stock option plans in October 1995 and July 1996 that provide for the issuance of incentive and nonstatutory options to purchase shares of common stock. As of June 30, 1999, the Company has reserved 1,978,176 and 5,458,612 shares of common stock for issuance under the 1995 and 1996 plans, respectively. Nonstatutory options may be granted to employees and consultants and incentive options to employees. Options have a term no greater than 10 years and generally vest 25% at the end of the first year and at a rate of 1/48 per month thereafter. Options granted under the 1995 and 1996 plans may be exercised prior to being fully vested. However exercised and unvested shares are subject to repurchase by the Company at the exercise price. The Company's repurchase right decreases as shares vest under the original option terms. As of June 30, 1998, 1999, and September 30, 1999 the number of shares outstanding and subject to repurchase were 466,650, 31,169 and 27,487, respectively.

     Vesting of certain options accelerates in full upon a change in control of the Company.

     Nonstatutory options are exercisable at a price not less than 85% of fair market value of the stock at the date of grant, as determined by the Company's Board of Directors, unless they are granted to an individual who owns more than 10% of the voting rights of all classes of stock, in which case the exercise price shall be no less than 110% of the fair market value. Incentive stock options are exercisable at a price not less than 100% of fair market value of the stock at the date of grant, as determined by the Company's Board of Directors, except when they are granted to an employee who owns greater than 10% of the voting power of all classes of stock, in which case they are exercisable at a price not less than 110% of fair market value.

     The Company has elected to continue using the intrinsic-value-based method to account for all of its stock-based employee compensation plans. Pursuant to SFAS No. 123, the Company is required to disclose the pro forma effects on the net losses of the Company as if the Company had elected to use the fair value approach to account for all of its stock-based employee compensation plans. Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's 1998 and 1999 net losses would have increased to the following pro forma amounts (in thousands, except per share data):

                                                                 YEARS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1998       1999
                                                              -------    -------
Net loss as reported........................................  $(6,028)   $(3,810)
Net loss pro forma..........................................   (6,043)    (3,871)

Net loss per share as reported..............................  $(10.48)   $ (3.83)
Net loss per share pro forma................................   (10.51)     (3.89)

     For the years ended June 30, 1998 and 1999 and the quarter ended September 30, 1999, the fair value of each option was estimated using the minimum value-based method on the date of grant with the following weighted-average assumptions: no dividend yield; a risk-free interest rate of 7%; and an expected life of five years.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

     The following summarizes activity under the plans as of June 30, 1998 and 1999 and September 30, 1999, respectively (in thousands, except per share data):

                                                YEAR ENDED            YEAR ENDED          THREE MONTHS ENDED
                                               JUNE 30, 1998         JUNE 30, 1999        SEPTEMBER 30, 1999
                                            -------------------   -------------------   ----------------------
                                                                                             (UNAUDITED)
                                                      WEIGHTED-             WEIGHTED-                WEIGHTED-
                                            NUMBER     AVERAGE    NUMBER     AVERAGE                  AVERAGE
                                              OF      EXERCISE      OF      EXERCISE      NUMBER     EXERCISE
                                            OPTIONS     PRICE     OPTIONS     PRICE     OF OPTIONS     PRICE
                                            -------   ---------   -------   ---------   ----------   ---------
Outstanding at beginning of period.......      750      $0.27      2,779      $0.23       5,775        $0.23
Granted..................................    2,513       0.23      3,456       0.23       1,275         0.46
Exercised................................      (85)      0.23       (166)      0.25         (34)        0.32
Canceled.................................     (399)      0.26       (294)      0.24         (36)        0.23
                                             -----                 -----                  -----
Outstanding at end of period.............    2,779       0.23      5,775       0.23       6,980         0.27
                                             =====                 =====                  =====
Vested at period end.....................      287                 1,497                  1,647
                                             =====                 =====                  =====
Weighted-average fair value of options
  granted during the period..............                0.16                  0.16                     0.28

     The following table summarizes information about stock options outstanding as of June 30, 1999 (in thousands, except per share data):

              OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
------------------------------------------------   --------------------
                         WEIGHTED-
                          AVERAGE      WEIGHTED-             WEIGHTED-
  RANGE OF               REMAINING      AVERAGE               AVERAGE
  EXERCISE              CONTRACTUAL    EXERCISE               EXERCISE
   PRICE      OPTIONS   LIFE (YEARS)     PRICE     OPTIONS     PRICE
------------  -------   ------------   ---------   -------   ----------
 0.15 - 0.29   5,775        9.07          0.23      5,775       0.23
              ======                                =====

(C) WARRANTS

     The Company values all warrants issued using an option pricing model with the following assumptions: no dividend yield; risk-free interest rates ranging between 5.5% and 7.0%; contractual lives ranging from five to ten years, and 65% expected volatility. The fair value assigned to warrants is recorded as compensation expense by the Company. The Company has reserved the corresponding number of shares for the exercise of these warrants. The following warrants were issued and outstanding during the periods presented and as of September 30, 1999:

     In July, 1999, the Company issued warrants to purchase 25,000 shares of common stock at a price of $2.80 per share. These warrants are exercisable at any time prior to the expiration date of September 2004. In addition, in conjunction with the signing of the lease agreement for a lease line of credit, the Company issued warrants to the Lessor for the purchase of 16,304 shares of Series E Preferred Stock at a price of $1.38 per share. These warrants are exercisable at any time prior to the expiration date of September 2009, or 5 years from the effective date of the Company's initial public offering, whichever is earlier. An additional 16,304 shares are issuable to the Lessor at a price of $1.38 per share if the Company requests an increase to the line above the initial commitment amount discussed above under Financing Arrangements.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

     As of June 30, 1999 and 1998, the Company has three transferable warrants to purchase 16,439, 16,948, and 18,324 shares of common stock at a price of $1.46, $2.22, and $1.91 per share, respectively, outstanding. These warrants are exercisable at any time prior to the expiration dates of February 2003, October 2003, and December 2005, respectively. As of June 30, 1999, the Company has a warrant outstanding to purchase 48,268 shares of common stock at a price of $1.91 per share. This warrant is exercisable at any time prior to the expiration date of August 2008.

     As of June 30, 1999, the Company has warrants outstanding to purchase a total of 294,296 shares of common stock at a price of $0.23 per share. These warrants are exercisable at any time prior to their expiration date of January 2009.

(6) INCOME TAXES

     The types of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities are set out below (in thousands).

                                                                AS OF JUNE 30,
                                                              ------------------
                                                               1998       1999
                                                              -------    -------
Deferred tax assets:
Accruals and reserves.......................................  $    76    $   168
  Plant and equipment.......................................       24         13
  State income taxes........................................        1          1
  Research credit carryforward..............................      306        480
  Net operating loss carryforwards..........................    5,910      6,935
                                                              -------    -------
Gross deferred tax assets...................................    6,317      7,597
Valuation allowance.........................................   (6,317)    (7,597)
                                                              -------    -------
Total deferred tax assets...................................       --         --
Deferred tax liabilities....................................  $    --    $    --
                                                              =======    =======

     The Company has provided a valuation allowance due to the uncertainty of generating future profits that would allow for the realization of such deferred tax assets.

     As of June 30, 1999, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $17,500,000 and $11,100,000, respectively, available to reduce future income subject to income taxes. The federal carryforward will expire from 2010 to 2019. The California net operating loss carryforwards expire in 2003.

     The Company also has credit carryforwards for federal and California income tax return purposes of approximately $269,000 and $211,000, respectively, available to reduce future income subject to income taxes. The federal credit carryforward will expire from 2010 to 2019, while the California credit may be carried forward indefinitely.

     As of the year ended June 30, 1998 and 1999, the Company had net deferred tax assets of approximately $6,317,000 and $7,597,000 respectively. The net deferred tax assets have been fully offset by valuation allowances. The net valuation allowance increased by $2,614,000 and $1,281,000 during the years ended June 30, 1998 and 1999, respectively.

                           RIGHTPOINT SOFTWARE, INC.
                                 AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE THREE MONTHS THEN ENDED IS
                                   UNAUDITED)

(7) RELATED PARTY TRANSACTIONS

     In June 1994, the Company's French subsidiary entered into an exclusive license agreement with its founder, who is also a director, to use and market certain technology in certain territories in exchange for an annual royalty fee payable in quarterly installments. The Company also has an option to purchase the technology for $700,000 in the event that the licensor fails to perform any significant obligations or during the six months prior to the contract expiration in 2004. This agreement was amended and restated in October 1995 under substantially the same terms and conditions. The amounts paid under this license arrangement for the years ended June 30, 1999 and 1998, was $51,000 per year.

     A second license for the technology was entered into on October 23, 1995, between the Company and the same individual owner of this technology. Annual royalties of $800 are payable under the agreement. The agreement licensed the Company to distribute the technology in certain territories. The license expires on July 18, 2004, with the licensee having the option to purchase all interests in the technology for $10,000 provided that the Company's option to purchase the first technology license is exercised.

     In January 1999, the Company entered into an agreement with Edify Corporation, who is also a Series E preferred shareholder, to distribute certain RightPoint software products at a discounted price to Edify for a minimum nonrefundable distribution fee payable to the Company in quarterly installments over 12 months. As of June 30, 1999 and September 30, 1999, the Company has recognized $417,000 and $667,000, respectively, of this minimum nonrefundable distribution fee as revenue.